Exhibit 99.4

THOMAS PROPERTIES GROUP, INC.

PROXY CARD – SPECIAL MEETING OF STOCKHOLDERS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Electronic Voting Instructions

We encourage you to vote your proxy by Internet or telephone.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy by internet or telephone.

Internet and telephone voting are available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on December 17, 2013.

Vote by Internet – www.envisionreports.com/tpgi

Go to www.envisionreports.com/tpgi then follow the instructions provided. Have your proxy card in hand when you access the website. All electronic proxy votes must be received before 1:00 a.m., Eastern Time, on December 17, 2013.

                                                     OR

Vote by Telephone – 1-800-652-VOTE (8683)

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone. Follow the instructions provided by the recorded message. Have your proxy card in hand when you call to vote. All proxy votes by telephone must be received before 1:00 a.m., Eastern Time, on December 17, 2013.

                                                     OR

Vote by Mail

Mark, sign and date your proxy card according to the instructions and execute your proxy card, then return it in the enclosed envelope or by sending to Thomas Properties Group, Inc., Attn: Special Meeting of Stockholders, 515 South Flower Street, 6th Floor, Los Angeles, CA 90071.

If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

A

Proposals – Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” proposal 1, “FOR” proposal 2, and “FOR” proposal 3 as described in the joint proxy statement/prospectus.

		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of September 4, 2013, by and among Parkway Properties, Inc. (“Parkway”), Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc. (“TPGI”), and Thomas Properties Group, L.P., as it may be amended or modified from time to time, and approve the merger of TPGI with and into Parkway and the other transactions contemplated by the Agreement and Plan of Merger.	☐	☐	☐

		For	Against	Abstain

2.	To approve, on an advisory, non-binding basis, the specified compensation that may become payable to the named executive officers of TPGI in connection with the merger, as disclosed in the table under “The Mergers—Quantification of Potential Payments to Named Executive Officers in Connection with the Mergers,” including the associated footnotes and narrative discussion.	☐	☐	☐

		For	Against	Abstain

3.	To approve the adjournment of the special meeting, if necessary or appropriate, including adjournment to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Agreement and Plan of Merger.	☐	☐	☐

B	Non-Voting Items

Change of Address or Comments - Please print your new address or provide any comments below.	Meeting Attendance - Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures - This section must be completed for your vote to be counted. – Date and Sign Below

IMPORTANT: Please DATE and SIGN this proxy where indicated below. Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

BOTTOM PORTION IN THE ENCLOSED ENVELOPE OR BY SENDING TO:

THOMAS PROPERTIES GROUP, INC.

ATTN: Special Meeting of Stockholders

515 South Flower Street, 6th Floor

Los Angeles, CA 90071

Proxy - THOMAS PROPERTIES GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

DATE:	December 17, 2013
TIME:	10:00 AM
PLACE:	Thomas Properties Group, Inc. Headquarters
515 South Flower Street, 6th Floor
Los Angeles, CA 90071

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

THOMAS PROPERTIES GROUP, INC.

The undersigned, as record owner of the shares of Thomas Properties Group, Inc. (the “Company”) described on the reverse side, hereby appoints Diana M. Laing and Robert D. Morgan, and each of them, as proxies of the undersigned with the full power of substitution, to represent and to attend the special meeting of stockholders (the “Special Meeting”) to be held on Tuesday, December 17, 2013, at 10:00 a.m., local time, at the corporate headquarters of the Company, 515 South Flower Street, 6th Floor in Los Angeles, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Joint Proxy Statement/Prospectus, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE PROPOSALS AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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